UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2010

Marketing Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountants

Marcum LLP, (“Marcum”) was engaged on April 29, 2010 as the Company’s independent registered public accounting firm.  The decision to engage Marcum as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.  The address of Marcum is 750 Third Avenue, 11th Floor, New York, NY 10017.

Prior to engaging Marcum, the Company did not consult with Marcum regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Marcum on the Company’s financial statements, and Marcum did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company then notified RBSM LLP (“RBSM”) of the dismissal on April 29, 2010.

Except as noted below, the reports of RBSM on the Company’s consolidated financial statements for the years ended September 30, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principle.

The reports of the RBSM on the Company’s consolidated financial statements as of and for the year ended September 30, 2009 and 2008, contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company had generated negative cash outflows from operating activities, experienced recurring net operating losses, is in default of loan certain covenants, and is dependent on securing additional equity and debt financing to support its business efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the years ended September 30, 2009 and 2008 and the subsequent period through April 29, 2010, the Company has not had any disagreements with the RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the RBSM’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years.  Also during this period, there have been no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-k.

The Company provided the RBSM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that the RBSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated May 3, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2010, James C. Marvin, Chief Operating Officer and Board Member gave his letter of resignation as an officer and director of the Company.  Mr. Marvin’s resignation was due, in part, to the Company’s inability to obtain the necessary financing to operate the business.  Mr. Marvin will serve as a consultant to the Company.

As of April 5, 2010, Michael Winzkowski is the sole member of the Company’s board of directors.  The Company’s officers are Michael Winzkowski, Chief Executive Officer, President and Secretary, and James E. Davis, Chief Financial Officer.

Item 8.01.  Other Events

The Company is seeking the necessary financing to continue operations and there is a strong possibility of financial losses for the remainder of 2010.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

16.1	Letter from the Former Auditor to SEC dated May 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010	Marketing Worldwide Corporation

/s/ Michael Winzkowski
Michael Winzkowski
President